UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 22, 2013

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

ProUroCare Medical Inc. (the “Company”) held its Annual Meeting of Shareholders on August 22, 2013, at which the shareholders took the following actions:

Matter 1: Election of Directors

The director nominees described in the Company's Proxy Statement were elected as follows:

	For	Withhold	Abstain	Broker Non-Votes
Stanton D. Myrum	7,474,456	30,000	6,560	9,275,582
James L. Davis	7,472,936	31,520	6,560	9,275,582
Robert J. Rudelius	7,474,456	30,000	6,560	9,275,582
Scott E. Smith	7,474,456	30,000	6,560	9,275,582

Each director has consented to hold office until the next annual meeting of shareholders or until his successor is elected and shall have qualified.

Matter 2: Appointment of Independent Registered Public Accounting Firm

The appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year was ratified as follows:

For	Against	Abstain
16,732,538	48,060	6,000

Item 7.01 Regulations FD Disclosure

On August 22, 2013 the CEO of ProUroCare made a Presentation at the annual meeting of shareholders that the Company intends to post on its website. The Presentation is attached herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Presentation at the August 22, 2013 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

August 26, 2013	By:	/s/Alan Shuler
Alan G. Shuler Chief Financial Officer and Secretary